As filed with the Securities and Exchange Commission on July 24, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Aquestive Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	82-3827296
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

30 Technology Drive
Warren, NJ 07059
(908) 941-1900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John T. Maxwell
Chief Financial Officer
Aquestive Therapeutics, Inc.
30 Technology Drive
Warren, NJ 07059
(908) 941-1900
 (Name, address, including zip code and telephone number, including area code, of agent for service)

copies to:

David S. Rosenthal, Esq. Dechert LLP 1095 Avenue of the Americas New York, New York 10036 (212) 698-3500	Daniel I. Goldberg Ryan Sansom Divakar Gupta Cooley LLP 1114 Avenue of the Americas New York, NY 10036 (212) 479-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-225924

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee
Common Stock, $0.001 par value per share	$4,025,000	$501.12

(1)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”), and includes the offering price of shares that the underwriters have the option to purchase to cover over-allotments.

(2)
The Registrant previously registered securities having a proposed maximum aggregate offering price of $73,600,000 on its Registration Statement on Form S-1, as amended (File No. 333-225924), which was declared effective by the Securities and Exchange Commission on July 24, 2018. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $4,025,000 is hereby registered.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 relating to the public offering of common stock of Aquestive Therapeutics, Inc., a Delaware corporation (the “Company”), contemplated by the Registration Statement on Form S-1 (Registration No. 333-225924), as amended (the “Prior Registration Statement”), is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and General Instruction V of Form S-1 solely to increase the maximum aggregate offering price of the shares to be offered in the public offering by $4,025,000, including shares that may be sold pursuant to an over-allotment option granted to the underwriters. The contents of the Prior Registration Statement, including all exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on July 24, 2018, are hereby incorporated by reference.

EXHIBIT INDEX

Exhibit No.	Description

5.1*	Opinion of Dechert LLP regarding the validity of the securities being registered.

23.1	Consent of KPMG LLP.

23.2*	Consent of Dechert LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney.

*	Filed as Exhibit 5.1 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-225924) filed with the Commission on July 16, 2018.
**	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-225924) filed with the Commission on June 27, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Somerset, State of New Jersey, on the 24th day of July, 2018.

AQUESTIVE THERAPEUTICS, INC.

By:	/s/ Keith J. Kendall
Keith J. Kendall
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Keith J. Kendall	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	July 24, 2018
Keith J. Kendall

/s/ John T. Maxwell	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 24, 2018
John T. Maxwell

/s/ Douglas Bratton	Chairman of the Board of Directors	July 24, 2018
Douglas Bratton

/s/ Gregory Brown	Member of the Board of Directors	July 24, 2018
Gregory Brown, M.D.

/s/ John Cochran	Member of the Board of Directors	July 24, 2018
John Cochran

/s/ Santo Costa	Member of the Board of Directors	July 24, 2018
Santo Costa

/s/ Nancy Lurker	Member of the Board of Directors	July 24, 2018
Nancy Lurker

/s/ James S. Scibetta	Member of the Board of Directors	July 24, 2018
James S. Scibetta

/s/ A. Mark Schobel	Member of the Board of Directors	July 24, 2018
A. Mark Schobel